Exhibit 10.4

INVESTMENT PROPERTY PLEDGE AND SECURITY AGREEMENT

THIS INVESTMENT PROPERTY PLEDGE AND SECURITY AGREEMENT (“Pledge Agreement”), dated May 5, 2004, is by WISE ALLOYS LLC, a Delaware limited liability company (“Pledgor”), in favor of The Bank of New York, a New York banking corporation, in its capacity as trustee (the “Trustee”) pursuant to the indenture (as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, the “Indenture”), dated as of the date hereof by and among Wise Metals Group LLC, a Delaware limited liability company (the “Company”), Wise Alloys Finance Corporation, a Delaware corporation (“Finance Corp.”), the guarantors party thereto and the Trustee, acting for and on behalf of the holders (the “Noteholders”) of the Notes described below (in such capacity, “Pledgee”).

W I T N E S S E T H :

WHEREAS, Pledgor is the direct and beneficial owner of the commodity and other accounts set forth on Schedule I hereto and titled in the name of Pledgor (together with any other account now or hereafter maintained by Broker (as hereinafter defined) for Pledgor, individually and collectively, the “Account”) and maintained by the brokers set forth on Schedule I hereto (individually and collectively, the “Broker”);

WHEREAS, the Company and Finance Corp. have issued 10¼% Senior Secured Notes due 2012 in the aggregate principal amount of $150,000,000 (collectively, the “Notes”);

WHEREAS, Noteholders have authorized and appointed Pledgee to act for and on behalf of each of them pursuant to the Indenture and the Intercreditor Agreement; and

WHEREAS, in order to induce Noteholders to purchase the Notes, Pledgor has agreed to pledge to Pledgee, and grant Pledgee, a security interest in and lien upon, all of its right, title and interest in and to the Account and all financial assets at any time held therein as set forth herein;

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Pledgor hereby agrees as follows:

All terms used herein but not defined herein shall have the meanings ascribed to them in the Indenture.

1. GRANT OF SECURITY INTEREST

As collateral security for the prompt performance, observance and indefeasible payment in full of all of the Obligations (as hereinafter defined), Pledgor hereby assigns, pledges, hypothecates, transfers and sets over to Pledgee and grants to Pledgee a security interest in and lien upon (a) all right, title and interest of Pledgor in and to the Account as it may now or hereafter be constituted, now existing or hereafter arising; (b) all cash, securities, commodities contracts, instruments, documents, general intangibles, financial assets or other investment property held in or payable from, or credited to, the Account, now existing or hereafter arising or acquired; (c) all reinvestments, roll-overs, substitutions and exchanges for any and all of the foregoing, and all monies and proceeds due or to become due thereon, including, but not limited to, any and all dividends, interest, profit interests, profits, redemptions, warrants, subscription rights, stock, securities options, and other distributions, whether of cash or other property, now or hereafter distributed or which may hereafter be earned by or delivered for the Account; (d) any rights incidental or related to the ownership of any of the foregoing, such as voting, conversion and registration rights and rights of recovery for securities law violations; (e) all books relating to the foregoing; and (f) the proceeds of all of the foregoing (all of the foregoing being collectively referred to herein as the “Pledged Property”).

2. OBLIGATIONS SECURED

The security interest, lien and other interests granted to Pledgee pursuant to this Pledge Agreement shall secure the prompt performance and payment in full of any and all obligations, liabilities and indebtedness of every kind, nature and description owing by Pledgor to Pledgee, and Noteholders, including principal, interest, charges, fees, costs and expenses however evidenced, whether as principal, surety, endorser or guarantor, whether arising under this Pledge Agreement, the Indenture, the Notes or the other Financing Agreements, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of the Indenture after the commencement of any case with respect to Pledgor under the United States Bankruptcy Code or any similar statute (including, without limitation, the payment of interest and other amounts which would accrue and become due but for the commencement of such case), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured, and however acquired by Pledgee and Noteholders (all of the foregoing being collectively referred to herein as the “Obligations”).

3. REPRESENTATIONS, WARRANTIES AND COVENANTS

Pledgor hereby represents, warrants and covenants with and to Pledgee the following (all of such representations, warranties and covenants being continuing so long as any of the Obligations are outstanding):

(a) Broker has established and maintains, and Pledgor shall cause Broker to maintain, the Account in the name of Pledgor.

(b) Pledgor shall execute and deliver to Pledgee on the date of the Discharge of Revolving Loan Debt (as such term is defined in the Security Agreement) one or more Investment Property Control Agreements in favor of Pledgee, substantially in the form of Exhibit A hereto (as the same then exist or may thereafter be amended, modified, supplemented, extended, renewed, restated or replaced, each a “Control Agreement”, and collectively, the “Control Agreements”) and shall cause Broker to execute and delivery such agreement to Pledgee.

(c) To the best of Pledgor’s knowledge, Broker is a business entity which in the ordinary course of its business maintains securities for its customers and maintains securities accounts in the name of such customers reflecting ownership of or interests in such securities and all records relating to such accounts, Pledgor has directed Broker to identify and register (by book-entry or otherwise) the financial assets in the Account on its books and records as belonging to Pledgor, and on the date of the Discharge of Revolving Loan Debt (as such term is defined in the Security Agreement) Pledgor will direct Broker to register in its records the interests of Pledgee in such Account.

(d) Pledgor has all requisite power and authority to enter into this Pledge Agreement and the Control Agreements, to pledge the Pledged Property for the purposes described herein and to carry out the transactions contemplated by this Pledge Agreement and the Control Agreements.

(e) All Pledged Property is directly, legally and beneficially owned by Pledgor free and clear of any pledge, mortgage, hypothecation, lien, charge, encumbrance or any security interest or the proceeds thereof, except for Permitted Liens, the security interest granted to Pledgee hereunder and as provided in the Control Agreements with respect to the Broker.

(f) The execution, delivery and performance by Pledgor of this Pledge Agreement and the Control Agreements have been duly and properly authorized and does not and will not result in any violation of any agreement, indenture or other instrument, license, judgment, decree, order, law, statute, ordinance or other governmental rule or regulation applicable to Pledgor.

(g) Upon delivery of the duly executed Control Agreements to Pledgee, this Pledge Agreement creates and grants a valid lien on and perfected security interest in the Account and the proceeds thereof, senior to all other liens and security interests except those in favor of Broker to the extent set forth in the Control Agreements.

(h) The Account is a valid and legally binding obligation of Broker, the securities entitlements credited thereto are valid and genuine and Pledgor has provided Pledgee with a complete and accurate statement of the financial assets and the money credited to the Account as reflected in Pledgor’s records as of the date hereof.

(i) Pledgor shall not, directly or indirectly, sell, convey, or otherwise dispose of or withdraw any money, securities or property from the Account or any interest in the Account, nor shall Pledgor create, incur or permit to exist any pledge, mortgage, lien, charge, encumbrance or any security interest whatsoever with respect to any of the Pledged Property or the proceeds thereof other than Permitted Liens, the pledge and security interest in favor of Pledgee and the liens of Broker permitted under the Control Agreements, provided, that, (A) Pledgor may make trades in the Account so long as Pledgee has not delivered a Notice of Exclusive Control (as defined in the Control Agreements), but subject to the proceeds of any such trades remaining in the Account and (B) prior to the Discharge of Revolving Loan Debt (as such term is defined in the Security Agreement), the Pledgor may transfer funds from the Account directly to Wachovia

Bank, National Association, Charlotte, North Carolina, ABA No. 053-000-219, for credit to Congress Financial Corporation, as Agent, Account No. 5000000030279, re: Wise Alloys LLC.

(j) Pledgor shall not attempt to modify or terminate the Control Agreements or Pledgor’s customer agreement with Broker under which the Account was established.

(k) Pledgor shall, at its own expense, (i) defend Pledgee’s right, title, special property and security interest in and to the Pledged Property against the claims of any person, (ii) deliver any certificate or instrument constituting or representing any of the Pledged Property that it may obtain possession of to Broker for credit to the Account, duly endorsed in blank without restriction, with a signature guaranty acceptable at the New York Stock Exchange and with all necessary transfer tax stamps affixed, (iii) deliver to Broker any endorsements or instruments which may be necessary or desirable to transfer any financial assets held by Broker which are registered in the name of, payable to the order of, or specially endorsed to Pledgor, to Broker or its securities intermediary or to one of their respective nominees and (iv) after the date of the Discharge of Revolving Loan Debt (as such term is defined in the Security Agreement) cause Broker to send to Pledgee a true copy of every statement, confirmation, notice or other written communication concerning the Account that Broker sends to Pledgor.

(l) Pledgee shall retain as additional Pledged Property hereunder any cash, checks or other instruments or items received by Pledgee relating to the Pledged Property, and Pledgee may, from time to time, in its discretion, either release all or any of such items to Pledgor or reinvest the amount thereof in new or additional securities which shall constitute part of the Pledged Property hereunder.

(m) To the extent necessary to give effect to the foregoing authorizations and subject to the terms of this Pledge Agreement, Pledgor hereby appoints Pledgee as lawful attorney in fact solely for the purposes of reinvesting the proceeds of any Pledged Property and receiving and receipting for any cash, checks, or other instruments or items relating thereto. Pledgor hereby releases Pledgee and Pledgee’s officers, employees and designees, from any liability arising from any act or acts under this Pledge Agreement or in furtherance hereof, whether of omission or commission, and whether based upon any error of judgment or mistake of law or fact.

(n) The Pledged Property is not registered, nor has Pledgor authorized the registration thereof, in the name of any person or entity other than Pledgor, Pledgee or Broker, and, prior to the Discharge of Revolving Loan Debt (as such term is defined in the Security Agreement), the holders of Revolving Loan Debt.

(o) The Pledged Property is not subject to any restrictions relative to the transfer thereof and Pledgor has the right to transfer and hypothecate the Pledged Property free and clear of any liens, encumbrances or restrictions, other than Permitted Liens and the liens of Broker permitted under the Control Agreements.

(p) The Pledged Property is duly and validly pledged to Pledgee and no consent or approval of any governmental or regulatory authority or of any securities exchange or the like, nor any consent or approval of any other third party, was or is necessary to the validity and enforceability of this Pledge Agreement.

(q) Pledgor authorizes Pledgee after the Discharge of Revolving Loan Debt (as such term is defined in the Security Agreement), to perform any and all acts which Pledgee in good faith deems reasonable and/or necessary for the protection and preservation of the Pledged Property or its value or Pledgee’s security interest therein, including, without limitation, transferring, registering or arranging for the transfer or registration of the Pledged Property to or in Pledgee’s own name and receiving the income therefrom as additional security for the Obligations and pay any charges or expenses which Pledgee deems necessary for the foregoing purpose, but without any obligation to do so. Any obligation of Pledgee for reasonable care for the Pledged Property in Pledgee’s possession shall be limited to the same degree of care which Pledgee uses for similar property pledged to Pledgee by other persons.

(r) Pledgor shall pay all charges and assessments of any nature against the Pledged Property or with respect thereto prior to said charges and/or assessments being delinquent.

(s) Pledgor shall promptly reimburse Pledgee on demand, together with interest at the rate then applicable to the indebtedness of Pledgor to Pledgee and Noteholders set forth in the Indenture or the Notes, for any charges, assessments or expenses paid or incurred by Pledgee or Noteholders in Pledgee’s discretion for the protection, preservation and maintenance of the Pledged Property and the enforcement of Pledgee’s rights hereunder, including, without limitation, reasonable attorneys’ fees and legal expenses incurred by Pledgee in seeking to protect, collect or enforce its rights in the Pledged Property or otherwise hereunder.

(t) Pledgor shall furnish, or cause to be furnished, to Pledgee such information concerning the Pledged Property as Pledgee may from time to time request.

(u) Pledgee may notify any appropriate transfer agent of the Pledged Property to register the security interest and pledge granted herein and honor the rights of Pledgee with respect thereto.

(v) Pledgor waives: (i) all rights to require Pledgee to proceed against any other person, entity or collateral or to exercise any remedy, (ii) the defense of the statute of limitations in any action upon any of the Obligations, (iii) any right of subrogation or interest in the Obligations or Pledged Property until all Obligations have been paid in full, (iv) any rights to notice of any kind or nature whatsoever, unless specifically required in this Pledge Agreement or in the Indenture or non-waivable under any applicable law, and (v) to the extent permissible, its rights under Section 9-207 of the New York Uniform Commercial Code (the “UCC”). Pledgor agrees that the Pledged Property, other collateral, or any other guarantor or endorser may be released, substituted or added with respect to the Obligations, in whole or in part, without releasing or otherwise affecting the liability of Pledgor, the pledge and security interests granted hereunder, or this Pledge Agreement. Pledgee is entitled to all of the benefits of a secured party set forth in Section 9-207 of the UCC.

4. EVENTS OF DEFAULT

All Obligations shall become immediately due and payable, without notice or demand, at the option of Pledgee, upon the occurrence of any Event of Default, as such term is defined in the Loan Agreement or the Securities Purchase Agreement (each an “Event of Default” hereunder).

5. RIGHTS AND REMEDIES

At any time an Event of Default exists or has occurred and is continuing after the Discharge of Revolving Loan Debt (as such term is defined in the Security Agreement), in addition to all other rights and remedies of Pledgee, whether provided under this Pledge Agreement, the Indenture, the other Financing Agreements, applicable law or otherwise, Pledgee shall have the following rights and remedies which may be exercised (but without any obligation to so exercise) without notice to, or consent by, Pledgor except as such notice or consent is expressly provided for hereunder:

(a) Pledgee, at its option, shall be empowered to exercise its continuing right to instruct the Broker to register any or all of the Pledged Property in the name of Pledgee or in the name of Pledgee’s nominee and Pledgee may complete, in any manner Pledgee may deem expedient, any and all stock powers, assignments or other documents heretofore or hereafter executed in blank by Pledgor and delivered to Pledgee. Pledgee may vote any securities in the Account (whether or not so transferred) and give all consents, waivers and ratification in respect thereof and otherwise act with respect thereto as though it were the outright owner thereof (Pledgor hereby irrevocably constituting and appointing Pledgee, with full power of substitution, the proxy and attorney-in-fact of Pledgor for such purposes). After said instruction, and without further notice, Pledgee shall have the exclusive right to exercise any and all corporate rights with respect to the Account and any of the other Pledged Property, including, all rights of conversion, redemption, exchange, subscription or any other rights, privileges, or options pertaining to any of the Pledged Property as if Pledgee were the absolute owner thereof. Upon the exercise of any such rights, privileges or options by Pledgee, Pledgee shall have the right to transfer, or cause Broker to transfer, deposit and deliver any and all of the Pledged Property to any committee, depository, transfer agent, registrar or other designated agency, all without liability, except to account for property actually received by Pledgee. However, Pledgee shall have no duty to exercise any of the aforesaid rights, privileges or options (all of which are exercisable in the sole discretion of Pledgee) and shall not be responsible for any failure to do so or delay in doing so.

(b) Pledgee may, at its option, require all cash dividends, distributions or other amounts payable with respect to any investment property in the Account be paid to Pledgee as additional collateral security, or, in Pledgee’s discretion, for application to the Obligations, in such order and manner as Pledgee may determine.

(c) Pledgee may, in its discretion: (i) deliver a notice of exclusive control under the Control Agreements, (ii) cause the Account to be registered in Pledgee’s sole name or transfer the Account to another broker/dealer to be held in Pledgee’s sole name, (iii) remove any items of Pledged Property from the Account and register same in Pledgee’s name or in the name of its broker/dealer, nominee or agent or any of their nominees, (iv) exchange certificates representing any of the Pledged Property for certificates of larger or smaller denominations, (v) collect, including by legal action, any notes, instruments, checks or other evidences of payment obligations included in the Pledged Property and compromise or settle same with the relevant obligor and (vi) cause Broker or any other broker/dealer, agent or nominee aforesaid, to dispose of any Pledged Property with the proceeds thereof to be applied to the Obligations in such order and manner as Pledgee may determine.

(d) In addition to all the rights and remedies of a secured party under the UCC or other applicable law, Pledgee shall have the right, at any time and without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon Pledgor or any other person (all and each of which demands, advertisements and/or notices are hereby expressly waived to the extent permitted by applicable law), to proceed forthwith to collect, redeem, recover, receive, appropriate, realize, sell, or otherwise dispose of and deliver said Pledged Property or any part thereof in one or more lots at public or private sale or sales at any exchange, broker’s board or at any of Pledgee’s offices or elsewhere at such prices and on such terms as Pledgee may deem best. The foregoing disposition(s) may be for cash or on credit or for future delivery without assumption of any credit risk, with Pledgee having the right to purchase all or any part of said Pledged Property so sold at any such sale or sales, public or private, free of any right or equity of redemption in Pledgor, which right or equity is hereby expressly waived or released by Pledgor. The proceeds of any such collection, redemption, recovery, receipt, appropriation, realization, sale or other disposition, after deducting all costs and expenses of every kind incurred relative thereto or incidental to the care, safekeeping or otherwise of any and all Pledged Property or in any way relating to the rights of Pledgee hereunder, including attorneys’ fees and legal expenses, shall be applied first to the satisfaction of the Obligations (in such order as Pledgee may elect and whether or not due) and then to the payment of any other amounts required by applicable law, including Section 9-615 of the UCC, with Pledgor to be and remain liable for any deficiency. Pledgor shall be liable to Pledgee for the payment on demand of all such costs and expenses, together with interest at the then applicable rate set forth in the Indenture, and any attorneys’ fees and legal expenses. Pledgor agrees that five (5) business days prior written notice by Pledgee designating the place and time of any public sale or of the time after which any private sale or other intended disposition of any or all of the Pledged Property is to be made, is reasonable notification of such matters.

(e) All of the Pledgee’s rights and remedies, including, but not limited to, the foregoing and those otherwise arising under this Pledge Agreement, the Indenture, the other Financing Agreements, the instruments comprising the Pledged Property, applicable law or otherwise, shall be cumulative and not exclusive and shall be enforceable alternatively, successively or concurrently as Pledgee may deem expedient. No failure or delay on the part of Pledgee in exercising any of its options, powers or rights or partial or single exercise thereof, shall constitute a waiver of such option, power or right.

6. JURY TRIAL WAIVER: OTHER WAIVERS AND CONSENTS; GOVERNING LAW

(a) The validity, interpretation and enforcement of this Pledge Agreement and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of New York but excluding any principles of conflicts of law or other rules of law that would cause the application of the law of any jurisdiction other than the laws of the State of New York.

(b) Pledgor irrevocably consents and submits to the non-exclusive jurisdiction of the Supreme Court of the State of New York in New York County and the United States District Court for the Southern District of New York, whichever Pledgee may elect, and waives any objection based on venue or forum non conveniens with respect to any action instituted therein arising under this Pledge Agreement, the Indenture or any of the other Financing Agreements or in any way connected with or related or incidental to the dealings of the parties hereto in respect of this Pledge Agreement or any of the other Financing Agreements or the transactions related hereto or thereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity or otherwise, and agrees that any dispute with respect to any such matters shall be heard only in the courts described above (except that Pledgee shall have the right to bring any action or proceeding against Pledgor or its property in the courts of any other jurisdiction which Pledgee deems necessary or appropriate in order to realize on the Pledged Property or to otherwise enforce its rights against Pledgor or its property).

(c) Pledgor hereby waives personal service of any and all process upon it and consents that all such service of process may be made by certified mail (return receipt requested) directed to its address set forth herein and service so made shall be deemed to be completed five (5) days after the same shall have been so deposited in the U.S. mails, or, at Pledgee’s option, by service upon Pledgor in any other manner provided under the rules of any such courts. Within thirty (30) days after such service, Pledgor shall appear in answer to such process, failing which Pledgor shall be deemed in default and judgment may be entered by Pledgee against Pledgor for the amount of the claim and other relief requested.

(d) PLEDGOR HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS PLEDGE AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF PLEDGOR AND PLEDGEE IN RESPECT OF THIS PLEDGE AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. PLEDGOR HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT PLEDGOR OR PLEDGEE MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF

THIS PLEDGE AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

(e) Pledgee shall not have any liability to Pledgor (whether in tort, contract, equity or otherwise) for losses suffered by Pledgor in connection with, arising out of, or in any way related to the transactions or relationships contemplated by this Pledge Agreement, or any act, omission or event occurring in connection herewith, unless it is determined by a final and non-appealable judgment or court order binding on Pledgee, that the losses were the result of acts or omissions constituting gross negligence or willful misconduct. In any such litigation, Pledgee shall be entitled to the benefit of the rebuttable presumption that it acted in good faith and with the exercise of ordinary care in the performance by it of the terms of this Pledge Agreement.

7. INDEMNIFICATION

Each Pledgor shall, jointly and severally, indemnify and hold the Pledgee, and its directors, agents, employees and counsel, harmless from and against any and all losses, claims, damages, liabilities, costs or expenses imposed on, incurred by or asserted against any of them in connection with any litigation, investigation, claim or proceeding commenced or threatened related to the negotiation, preparation, execution, delivery, enforcement, performance or administration of this Agreement, any other Financing Agreements, or any undertaking or proceeding related to any of the transactions contemplated hereby or any act, omission, event or transaction related or attendant thereto, including amounts paid in settlement, court costs, and the fees and expenses of counsel. To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section may be unenforceable because it violates any law or public policy, Pledgors shall pay the maximum portion which it is permitted to pay under applicable law to Pledgee in satisfaction of indemnified matters under this Section 7. The foregoing indemnity shall survive the termination of this Agreement and the termination or non renewal of the Indenture.

8. MISCELLANEOUS

(a) Pledgor agrees that at any time and from time to time upon the written request of Pledgee, Pledgor shall execute and deliver such further documents, including, but not limited to, irrevocable proxies or stock powers, in form satisfactory to counsel for Pledgee, and will take or cause to be taken such further acts as necessary in order to effect the purposes of this Pledge Agreement and perfect or continue the perfection of the security interest in the Pledged Property granted to Pledgee hereunder.

(b) Beyond the exercise of reasonable care to assure the safe custody of the Pledged Property (whether such custody is exercised by Pledgee, or Pledgee’s nominee, agent or bailee) Pledgee or Pledgee’s nominee agent or bailee shall have no duty or liability to protect or preserve any rights pertaining thereto and shall be relieved of all responsibility for the Pledged Property upon surrendering it to Pledgor or foreclosure with respect thereto.

(c) All notices, requests and demands to or upon the respective parties hereto shall be in writing and shall be deemed to have been duly given or made: if delivered in person, immediately upon delivery; if by facsimile transmission, immediately upon sending and upon confirmation of receipt; if by nationally recognized overnight courier service with instructions to deliver the next business day, one (1) business day after sending; and if by registered or certified mail, return receipt requested, five (5) days after mailing. All notices, requests and demands upon the parries are to be given to the following addresses (or to such other address as any party may designate by notice in accordance with this Section):

If to Pledgor:	Wise Alloys LLC International Tower Building 857 Elkridge Landing Road, Suite 600 Linthicum, Maryland 21090 Telecopier: (410) 636-0856 Attention: Mr. Dan Mendelson

If to Pledgee:	The Bank of New York Attention: Corporate Trust Administration 101 Barclay Street, Floor 8W New York, New York 10286 Fax: (212) 815-5707

(d) All references to the plural herein shall also mean the singular and to the singular shall also mean the plural. All references to Pledgor, Pledgee, Noteholders and Broker pursuant to the definitions set forth in the recitals hereto, or to any other person herein, shall include their respective successors and assigns. The words “hereof,” “herein,” “hereunder,” “this Pledge Agreement” and words of similar import when used in this Pledge Agreement shall refer to this Pledge Agreement as a whole and not any particular provision of this Pledge Agreement and as this Pledge Agreement now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced. An Event of Default shall exist or continue or be continuing until such Event of Default is waived in accordance with Section 8(g) hereof. All references to the term “Person” or “person” herein shall mean any individual, sole proprietorship, partnership, corporation (including, without limitation, any corporation which elects subchapter S status under the Internal Revenue Code of 1986, as amended), limited liability company, limited liability participation, business trust, unincorporated association, joint stock company, trust, joint venture or other entity or any government or any agency, instrumentality or political subdivision thereof.

(e) This Pledge Agreement, the other Financing Agreements and any other document referred to herein or therein shall be binding upon Pledgor and its successors and assigns and inure to the benefit of and be enforceable by Pledgee and its successors and assigns.

(f) If any provision of this Pledge Agreement is held to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate this Pledge Agreement as a whole, but this Pledge Agreement shall be construed as though it did not contain the particular provision held to be invalid or unenforceable and the rights and obligations of the parties shall be construed and enforced only to such extent as shall be permitted by applicable law.

(g) Neither this Pledge Agreement nor any provision hereof shall be amended, modified, waived or discharged orally or by course of conduct, but only by a written agreement signed by an authorized officer of Pledgee. Pledgee shall not, by any act, delay, omission or otherwise be deemed to have expressly or impliedly waived any of its rights, powers and/or remedies unless such waiver shall he in writing and signed by an authorized officer of Pledgee. Any such waiver shall be enforceable only to the extent specifically set forth therein. A waiver by Pledgee of any right, power and/or remedy on any one occasion shall not be construed as a bar to or waiver of any such right, power and/or remedy which Pledgee would otherwise have on any future occasion, whether similar in kind or otherwise.

(h) All of the rights and remedies granted to the Pledgee and the Noteholders hereunder shall be subject to the terms of the Intercreditor Agreement. In the event of any conflict between this Agreement and the Intercreditor Agreement, the provisions of the Intercreditor Agreement shall control. The provisions hereunder are solely for the benefit of the Pledgee and the Noteholders (each of the foregoing, a “Creditor”) and shall not give any Pledgor, its successors or assigns or any other person any rights vis-à-vis any Creditor.

(i) In addition to those hereunder, the Pledgee is entitled to all rights, privileges, protections, benefits, immunities and indemnities provided to it as Trustee under the Indenture.

(j) (i) Beyond the exercise of reasonable care in the custody thereof, the Pledgee shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and the Pledgee shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Collateral. The Pledgee shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property and shall not be liable or responsible for any loss or diminution in the value of any of the Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Pledgee in good faith.

(ii) The Pledgee shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes gross negligence, bad faith or wilful misconduct on the part of the Pledgee, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of the Pledgors to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral.

(iii) The Pledgee shall have no duty to act outside of the United States in respect of any Collateral located in the jurisdiction other than the United States.

(iv) Each of the Pledgors agrees to record and file, at its own expense, financing statements (and continuation statements when applicable) with respect to the Collateral now existing or hereafter created meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect, and maintain perfected the Collateral, and to deliver promptly a file stamped copy of each such financing statement or other evidence of filing to the Pledgee. The Pledgee shall be under no obligation whatsoever to file such financing or continuation statements or to make any other filing under the UCC.

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IN WITNESS WHEREOF, Pledgor has executed this Pledge Agreement as of the day and year first above written.

WISE ALLOYS LLC

By:	/s/ DANNY MENDELSON
Title:	Executive Vice-President

SCHEDULE 1

ACCOUNTS

Broker	Account Number
ADM Investor Services International Limited 10th Floor Temple Court 11 Queen Victoria Street London EC4N 4TJ, United Kingdom	ZP072

Standard Bank London Cannon Bridge House 25 Dowgate Hill London EC4R 2SB, United Kingdom	Account 1

Sempra Metals Limited Four Millbank London SW 1 P 3JA, United Kingdom	WIMA

ED&F Mann Sugar Quay Lower Thames Street London EC3R 6DU, United Kingdom	37306

Exhibit A to Investment Property

Pledge and Security Agreement

[FORM OF]

INVESTMENT PROPERTY CONTROL AGREEMENT

THIS INVESTMENT PROPERTY CONTROL AGREEMENT (“Agreement”), dated         , 20     is by and among [      ], a [      ], in its capacity as trustee (in such capacity, together with its successors and assigns, “Trustee”) pursuant to the indenture (as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, the “Indenture”), dated as of May 5, 2004 by and among Wise Metals Group LLC, a Delaware limited liability company (the “Company”), Wise Alloys Finance Corporation, a Delaware corporation (“Finance Corp.”), the guarantors party thereto and the Trustee, acting for and on behalf of the holders (the “Noteholders”) of the Notes described below, a [          ] (“Pledgor”) and [          ], a [          ] (the “Broker”).

W I T N E S S E T H :

WHEREAS, Broker and Pledgor have entered into an agreement, a copy of which is attached hereto as Exhibit A (the “Customer Agreement”), pursuant to which Broker has established its commodity account, account number [          ], in the name of Pledgor (the “Existing Account” and, together with any other account maintained by Broker for Pledgor in connection with the Existing Account, the “Account”);

WHEREAS, Pledgor has entered into financing arrangements with the Trustee in connection with the issuance by the Company and Finance Corp. of their 10¼% Senior Secured Notes due 2012 in the aggregate principal amount of $150,000,000 (collectively, the “Notes”);

WHEREAS, Noteholders have authorized and appointed Trustee to act for and on behalf of each of them pursuant to the Indenture and the Intercreditor Agreement; and

WHEREAS, in connection with such financing arrangements, Pledgor has granted to Trustee a security interest in substantially all of the assets and properties of Pledgor, including, inter alia, all of the right, title and interest of Pledgor in and to the Account and the financial assets held therein pursuant to the General Security Agreement, dated on or about May 5, 2004, among Trustee, Pledgor and certain affiliates of Pledgor and the Investment Property Pledge and Security Agreement, dated on or about May 5, 2004, by Pledgor in favor of Trustee (such General Security Agreement and Investment Property Pledge and Security Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, collectively, the “Security Agreements”, and each a “Security Agreement”); and

WHEREAS, Trustee, Pledgor and Broker are entering into this Agreement to provide for the control of the Account and to further perfect the security interests of Trustee in the Account;

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

9. The Account. Broker hereby represents, warrants and covenants to Trustee that:

(a) Broker has established and maintains the Account in the name of Pledgor;

(b) Exhibit B hereto is a complete and accurate statement of the Account prepared by Broker in the ordinary course of its business and the financial assets credited to the Account as at the date of such statement;

(c) Exhibit B does not reflect any financial assets which are registered in the name of the Pledgor, payable to its order, or specially endorsed to it, which have not been endorsed to Broker or in blank;

(d) the Customer Agreement and the security entitlements arising out of the financial assets carried in the Account are legal, valid, binding and enforceable obligations of Broker;

(e) Broker has no knowledge of any interest in or to the Account or any financial asset held or maintained therein, except for the interests of Trustee, Pledgor and Broker;

(f) Broker hereby acknowledges receipt of notice of the pledge of, and security interest in, the Account and the financial assets or other assets at any time held or maintained therein to Trustee;

(g) Broker has not established and does not maintain any account (other than the Account) for Pledgor which is credited with or otherwise holds initial or variation margin provided by Pledgor in respect of futures contracts, options on future contracts, or commodity options executed by Pledgor in or for the Account; and

(h) Broker will not agree with any other party that Broker will comply with entitlement orders, directions or instructions (collectively, “Orders”) concerning the Account issued by such other party.

10. Pledgor’s Rights and Actions. Broker may comply with Orders issued by Pledgor concerning the Account; provided that, if Broker receives notice from Trustee that it is exercising exclusive control over the Account (a “Notice of Exclusive Control”), then (a) Broker shall cease complying with Orders issued by Pledgor concerning the Account and (b) Broker shall not distribute or continue to distribute to Pledgor any interest earned on initial or variation margin provided by Pledgor in respect of the Account. In the event of any conflict between an Order issued by Trustee and an Order issued by Pledgor, the Order issued by Trustee shall prevail.

11. Priority of Lien. With respect to obligations of Pledgor owing to Broker in connection with the Account and the transactions effected by the Broker for the Account pursuant to the Customer Agreement (collectively, the “Customer Commodity Obligations”), any lien or security interest in the Account granted to the Broker pursuant to the Customer Agreement shall have priority over any lien or security interest granted to Trustee in the Account. Trustee each acknowledge that the property in the Account is subject to the prior payment of all Customer Commodity Obligations, including fees and commissions which may have been incurred in connection with any of the Pledgor’s transactions with the Broker, and Broker’s security interest in connection with any indebtedness of Pledgor to Broker including, but not limited to, any right of Broker to close out open positions.

12. Control. Broker will comply with all Orders it receives from Trustee concerning the Account without further consent by Pledgor, including, without limitation, Orders from Trustee to transfer, liquidate, or redeem property credited to or otherwise held in the Account or to apply any value distributed or available in respect of the Account as directed by Trustee. Nothing in this Section 4 shall require Broker to take any action that violates applicable laws.

13. Statements, Confirmations and Notices of Adverse Claims. Broker will send copies of all statements, confirmations and other correspondence concerning the Account to each of Pledgor and Trustee. If any person asserts any lien, encumbrance or adverse claim against the Account or in any financial asset carried therein, Broker will promptly notify Trustee and Pledgor thereof.

14. Responsibility of Broker. (a) Except for permitting a withdrawal or payment in violation of Sections 2 or 4 above, Broker shall have no responsibility or liability to Trustee for complying with Orders concerning the Account from Pledgor which are received by Broker before Broker receives a Notice of Exclusive Control.

(b) Broker shall have no responsibility or liability to Pledgor for complying with a Notice of Exclusive Control or complying with Orders concerning the Account issued by Trustee. Broker shall have no duty to investigate or make any determination as to the circumstances resulting in, or the proprietary nature of, a Notice of Exclusive Control. Neither this Agreement nor the Security Agreement imposes or creates any obligation or duty of Broker other than those expressly set forth therein.

15. Financial Assets. All property credited to or held in the Account shall be deemed to constitute financial assets under Article 8 of the Uniform Commercial Code of the State of New York (the “UCC”).

16. Tax Reporting. All items of income, gain, expense and loss recognized in the Account shall be reported to the appropriate taxing authorities under the name and taxpayer identification number of Pledgor.

17. Customer Agreement. This Agreement supplements the Customer Agreement. In the event of a conflict between this Agreement and the Customer Agreement, the terms of this Agreement will prevail. Notwithstanding any provision to the contrary in the Customer

Agreement, the State of New York shall be deemed to be the Broker’s jurisdiction for the purposes of this Agreement, Article 8 of the UCC and the perfection and priority of Trustee’s security interests in the Account.

18. Termination. The rights and powers granted herein to Trustee have been granted in order to perfect its security interest in the Account, are powers coupled with an interest and will neither be affected by the bankruptcy of Pledgor nor by the lapse of time. The obligations of Broker under Sections 1, 2, 3, 4 and 5 above shall continue in effect until Trustee has notified Broker of the termination of its security interest in writing. Upon receipt of such notice the obligations of Broker under Sections 1, 2, 3, 4 and 5 above with respect to the operation and maintenance of the Account after the receipt of such notice shall terminate, Trustee shall have no further right to issue Orders concerning the Account and Broker may take such steps as Pledgor may request to vest full ownership and control of the Account in Pledgor, including, but not limited to, removing the name of Trustee from the Account or transferring all of the financial assets and credit balances in the Account to another securities account in the name of Pledgor or its designee.

19. Entire Agreement. This Agreement, the attachments hereto and the agreements and instruments required to be executed and delivered hereunder set forth the entire agreement of the parties with respect to the subject matter hereof and supersede and discharge all prior agreements (written or oral) and negotiations and all contemporaneous oral agreements concerning such subject matter and negotiations. There are no oral conditions precedent to the effectiveness of this Agreement.

20. Amendments. No amendment, modification or termination of this Agreement or the Customer Agreement or waiver of any right hereunder or thereunder shall be binding on any party hereto unless it is in writing and is signed by the party to be charged.

21. Severability. If any provision of this Agreement is held to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate this Agreement as a whole, but this Agreement shall be construed as though it did not contain the particular provision held to be invalid or unenforceable and the rights and obligations of the parties shall be construed and enforced only to such extent as shall be permitted by applicable law.

22. Successors. The terms of this Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

23. Construction. All references to the plural herein shall also mean the singular and to the singular shall also mean the plural. All references to Pledgor, Trustee and Broker pursuant to the definitions set forth in the recitals hereto, or to any other person herein, shall include their respective successors and assigns. All references to the term “Person” or “person” herein shall mean any individual, sole proprietorship, partnership, corporation (including, without limitation, any corporation which elects subchapter S status under the Internal Revenue Code of 1986, as amended), limited liability company, limited liability partnership, business trust, unincorporated association, joint stock company, trust, joint venture or other entity or any government or any agency, instrumentality or political subdivision thereof. As used herein the terms

“financial asset,” “commodity account”, “commodity contract”, “securities account” and “securities entitlement” shall have the meanings ascribed to such terms in the UCC.

24. Notices. All notices, requests and demands to or upon the respective parties hereto shall be in writing and shall be deemed to have been duly given or made: if delivered in person, immediately upon delivery; if by telex, telegram or facsimile transmission, immediately upon sending and upon confirmation of receipt; if by nationally recognized overnight courier service with instructions to deliver the next business day, one (1) business day after sending; and if by registered or certified mail, return receipt requested, five (5) days after mailing. All notices, requests and demands upon the parties are to be given to the following addresses (or to such other address as any party may designate by notice in accordance with this Section):

If to Pledgor:	[ ]
International Tower Building
857 Elkridge Landing Road, Suite 600
Linthicum, Maryland 21090
Telecopier: (410) 636-0856
Attention: Mr. Dan Mendelson

If to Trustee:	[ ], as Trustee

Telecopier:
Attention: Portfolio Manager

If to Broker:	[ ]

Telecopier:
Attention:

25. Counterparts, etc. This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing and delivering one or more counterparts. This Agreement may delivered by telecopier with the same force and effect as if it were a manually executed and delivered counterpart.

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26. Governing Law. The validity, interpretation and enforcement of this Agreement and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of New York but excluding any principles of conflicts of law or other rules of law that would cause the application of the law of any jurisdiction other than the laws of the State of New York.

By:
Title:

as Trustee

By:
Title:

By:
Title: